CHANGE IN CONTROL SEVERANCE AGREEMENT
                      -------------------------------------


      THIS CHANGE IN CONTROL SEVERANCE AGREEMENT ("Agreement") entered into this 26th day of June, 1997 ("Effective Date"), by and between Mid-Continent Federal Savings Bank (the "Savings Bank") and Harold Siemens (the "Employee").

      WHEREAS, the Employee is currently employed by the Savings Bank as Senior Vice President and is experienced in certain phases of the business of the Savings Bank; and

      WHEREAS, the parties desire by this writing to set forth the rights and responsibilities of the Savings Bank and Employee if the Savings Bank should undergo a change in control (as defined hereinafter in the Agreement) after the Effective Date.

      NOW, THEREFORE, it is AGREED as follows:

      1. Employment. The Employee is employed in the capacity as the Senior Vice President of the Savings Bank. The Employee shall render such administrative and management services to the Savings Bank and Mid Continent Bancshares, Inc. ("Parent") as are currently rendered and as are customarily performed by persons situated in a similar executive capacity. The Employee's other duties shall be such as the Board of Directors for the Savings Bank (the "Board of Directors" or "Board") may from time to time reasonably direct, including normal duties as an officer of the Savings Bank and the Parent.

      2. Term of Agreement. The term of this Agreement shall be for the period commencing on the Effective Date and ending twenty-four (24) months thereafter ("Term"). Additionally, on, or before, each annual anniversary date from the Effective Date, the Term of this Agreement may be extended for an additional period beyond the then effective expiration date upon a determination and resolution of the Board of Directors that the performance of the Employee has met the requirements and standards of the Board, and that the Term of such Agreement shall be extended.

      3.    Termination  of  Employment  in  Connection  with or Subsequent to a
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            Change in Control.
            -----------------

      (a) Notwithstanding any provision herein to the contrary, in the event of the involuntary termination of Employee's employment under this Agreement, absent Just Cause, in connection with, or within twenty-four (24) months after, any Change in Control of the Savings Bank or Parent, Employee shall be paid an amount equal to twenty-four months times the monthly base salary in effect as of the date of such Change in Control or the base salary in effect as of the date of such termination of employment, if greater, to be paid to the Employee by the Savings Bank and the costs associated with maintaining coverage under the Savings Bank's medical and dental insurance reimbursement plans similar to that in effect on the date of termination of employment for a period of one year thereafter. Said sum shall be paid, at the option of Employee, either in one (1) lump sum within thirty (30) days of such termination or in periodic payments over the next 24 months, and such payments shall be in lieu of any other


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future  payments  which the  Employee  would be  otherwise  entitled to receive.
Notwithstanding the forgoing, all sums payable hereunder shall be reduced in such manner and to such extent so that no such payments made hereunder when aggregated with all other payments to be made to the Employee by the Savings Bank or the Parent shall be deemed an "excess parachute payment" in accordance with Section 280G of the Internal Revenue Codes of 1986, as amended (the "Code") and be subject to the excise tax provided at Section 4999(a) of the Code. The term "Change in Control" shall mean: (i) the execution of an agreement for the sale of all, or a material portion, of the assets of the Savings Bank or the Parent; (ii) the execution of an agreement for a merger or recapitalization of the Savings Bank or the Parent or any merger or recapitalization whereby the Savings Bank or the Parent is not the surviving entity; (iii) a change in control of the Savings Bank or the Parent, as otherwise defined or determined by the Office of Thrift Supervision or regulations promulgated by it; or (iv) the acquisition, directly or indirectly, of the beneficial ownership (within the meaning of that term as it is used in Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder) of twenty-five percent (25%) or more of the outstanding voting securities of the Savings Bank or the Parent by any person, trust, entity or group. The term "person" means an individual other than the Employee, or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

      (b) Notwithstanding any other provision of this Agreement to the contrary except as provided at Sections 4 and 5, Employee may voluntarily terminate his employment under this Agreement within twenty-four months following a Change in Control of the Savings Bank or Parent, and Employee shall thereupon be entitled to receive the payment and benefits described in Section 3(a) of this Agreement, upon the occurrence, or within ninety (90) days thereafter, of any of the following events, which have not been consented to in advance by the Employee in writing: (i) if Employee would be required to move his personal residence or perform his principal executive functions more than fifty (50) miles from the Employee's primary office as of the signing of this Agreement; (ii) if in the organizational structure of the Savings Bank or Parent, Employee would be required to report to a person or persons other than the Board of the Savings Bank or Parent, the President or the Executive Vice President and Chief Operating Officer; (iii) if the Savings Bank or Parent should fail to maintain the Employee's base compensation in effect as of the date of the Change in Control and existing employee benefits plans, including material fringe benefit, stock option and retirement plans, except to the extent that such reduction in benefit programs is part of an overall adjustment in benefits for all employees of the Savings Bank or Parent and does not disproportionately adversely impact the Employee; (iv) if Employee would be assigned duties and responsibilities other than those normally associated with his position as referenced at Section 1, herein; or (v) if Employee's responsibilities or authority have in any way been materially diminished or reduced.

      4.    Other Changes in Employment Status.
            ----------------------------------

      Except as provided for at Section 3, herein, the Board of Directors may terminate the Employee's employment at any time with or without Just Cause within its sole discretion. This

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Agreement  shall not be deemed to give  Employee any right to be retained in the employment or service of the Bank, or to interfere with the right of the Bank to terminate the employment of the Employee at any time. The Employee shall have no right to receive compensation or other benefits for any period after termination for Just Cause. Termination for "Just Cause" shall include termination because of the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of the Agreement.

      5.    Regulatory Exclusions.
            ---------------------

      (a) If the Employee is removed and/or permanently prohibited from participating in the conduct of the Savings Bank's affairs by an order issued under Sections 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act ("FDIA") (12 U.S.C. 1818(e)(4) and (g)(1)), all obligations of the Savings Bank under this Agreement shall terminate, as of the effective date of the order, but the vested rights of the parties shall not be affected.

      (b) If the Savings Bank is in default (as defined in Section 3(x)(1) of FDIA) all obligations under this Agreement shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

      (c) All obligations under this Agreement shall be terminated, except to the extent determined that continuation of this Agreement is necessary for the continued operation of the Savings Bank: (i) by the Director of the Office of Thrift Supervision ("Director of OTS"), or his or her designee, at the time that the Federal Deposit Insurance Corporation ("FDIC") enters into an agreement to provide assistance to or on behalf of the Savings Bank under the authority contained in Section 13(c) of FDIA; or (ii) by the Director of the OTS, or his or her designee, at the time that the Director of the OTS, or his or her designee approves a supervisory merger to resolve problems related to operation of the Savings Bank or when the Savings Bank is determined by the Director of the OTS to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

      (d) If the Employee is suspended and/or temporarily prohibited from participating in the conduct of the Savings Bank's affairs by a notice served under Section 8(e)(3) or (g)(1) of the FDIA (12 U.S.C. 1818(e)(3) and (g)(1)), the Savings Bank's obligations under the Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Savings Bank may within its discretion (i) pay the Employee all or part of the compensation withheld while its contract obligations were suspended and (ii) reinstate any of its obligations which were suspended.

      (e) Notwithstanding anything herein to the contrary, any payments made to the Employee pursuant to the Agreement, or otherwise, shall be subject to and conditioned upon compliance with 12 USC ss.1828(k) and any regulations promulgated thereunder.

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      6.    Successors and Assigns.
            ----------------------

      (a) This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Savings Bank which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Savings Bank.

      (b) The Employee shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of the Savings Bank.

      7. Amendments. No amendments or additions to this Agreement shall be binding upon the parties hereto unless made in writing and signed by both parties, except as herein otherwise specifically provided.

      8. Applicable Law. This agreement shall be governed by all respects whether as to validity, construction, capacity, performance or otherwise, by the laws of the State of Kansas, except to the extent that Federal law shall be deemed to apply.

      9. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

      10. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the rules then in effect of the district office of the American Arbitration Association ("AAA") nearest to the home office of the Savings Bank, and judgment upon the award rendered may be entered in any court having jurisdiction thereof, except to the extend that the parties may otherwise reach a mutual settlement of such issue. The Savings Bank shall reimburse Employee for all reasonable costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions, following the delivery of the decision of the arbitrator finding in favor of the Employee. Further, the settlement of the dispute to be approved by the Board of the Savings Bank or the Parent may include a provision for the reimbursement by the Savings Bank or Parent to the Employee for all reasonable costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions, or the Board of the Savings Bank or the Parent may authorize such reimbursement of such reasonable costs and expenses by separate action upon a written action and determination of the Board following settlement of the dispute.

      11. Entire Agreement. This Agreement together with any understanding or modifications thereof as agreed to in writing by the parties, shall constitute the entire agreement between the parties hereto.


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